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                        INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Pilgrim America Bank and Thrift Fund:

We consent to the use of our report incorporated herein by reference and to the references to our firm under the headings "Financial Highlights" in the Prospectus and "Independent Auditors" in the Statement of Additional Information.

                                                   KPMG Peat Marwick LLP


Los Angeles, California
April 29, 1998